EX-10.13(a)


                               September 23, 1996


                                                     Miami Computer Supply, Inc.
                                                     3884 Indian Ripple Road
                                                     Dayton, Ohio  45440



                               VIA CERTIFIED MAIL
                            RETURN RECEIPT REQUESTED



Thomas C. Winstel
368 Lincoln Circle
Beavercreek, Ohio  45385

        Re:    Employment Agreement

Dear Tom:

         Pursuant to Section VI of the Employment Agreement dated May 30, 1996 ("Agreement") by and between Miami Computer Supply, Inc. and Thomas C. Winstel, we hereby propose to amend the Agreement as follows:

         Section III.A. shall be deleted in its entirety and replaced with:

         "A. Executive shall be paid a base salary of $9,000.00 per month during fiscal 1996, $9,800.00 per month during fiscal 1997, $10,300.00 per month during fiscal 1998 and $10,800.00 per month during fiscal 1999 ("Base Salary"). Executive shall also be entitled to receive a commission comprised of the following: (i) 40% of the Gross Margin of computer supply sales to current assigned "key accounts" as set forth in the list attached hereto as Exhibit A, plus (ii) a Presentation Products commission comprised of $3,000 plus 5% of the Gross Margin on sales of all products in the Presentation Products Division. (Gross Margin is defined herein to mean the difference between the unit sales invoice price and the actual dollar cost of the product to the Company.) The commission described above shall be paid only when the amount of the commission exceeds Executive's Base Salary for any month and will be paid in lieu of such monthly Base Salary."


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Thomas C. Winstel
September 23, 1996
Page 2



         If you agree to the above amendment, please so signify by executing this letter in the space provided below and returning the copy of the executed letter to me as soon as possible.

                                                    Sincerely,

                                                    /s/Albert L. Schwarz

                                                    Albert L. Schwarz
                                                    President


Accepted and Agreed this 25th day of October, 1996.


/s/Thomas C. Winstel
Thomas C. Winstel